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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                               DECEMBER 16, 1997


                            AVALON PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)



       MARYLAND                      1-12452                 06-1379111
(State or other jurisdiction    (Commission File         (I.R.S. Employer
       of incorporation)             Number)            Identification No.)


                    15 RIVER ROAD, WILTON, CONNECTICUT 06897
             (Address of principal executive offices and zip code)



              Registrant's telephone number, including area code:
                                  203-761-6500
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     ITEM 5.  OTHER EVENTS.

     Avalon Properties, Inc. (the "Company") completed the offering of $110,000,000 aggregate principal amount of its 6 7/8% Notes due 2007 ("Notes") on December 16, 1997. The offering of the Notes was made pursuant to a Prospectus Supplement dated December 11, 1997 relating to the Prospectus dated March 5, 1997 filed with the Company's shelf registration statement on Form S-3 (file no. 333-22281).

     The Notes bear interest at 6 7/8% from December 15, 1997, with interest payable each June 15 and December 15 beginning June 15, 1998. The entire principal amount of the Notes is due December 15, 2007. The Notes are redeemable at any time at the option of the Company, in whole or in part, at a redemption price equal to the principal amount and accrued interest of the Notes being redeemed, plus, in certain circumstances, a "Make Whole Amount."

     The Notes were issued under an Indenture and a First Supplemental Indenture between the Company and Signet Trust Company, as trustee, and a Second Supplemental Indenture between the Company and The Bank of New York, as successor trustee. The offering of the Notes was underwritten by PaineWebber Incorporated and J.P. Morgan Securities Inc. The underwriting discount was 0.65% and the price to the public was 99.821% of the principal amount of the Notes.

     The net proceeds to the Company from the sale of the Notes were approximately $109.1 million. The Company intends to use the net proceeds to fund a portion of the purchase price of the certain apartment communities expected to be acquired from owners of real estate affiliated with Trammell Crow Residential Midwest (the "New Communities"), to reduce outstanding borrowings under the Company's unsecured credit facilities incurred for acquisition and development activity, and for general corporate purposes, including potential future acquisitions and development other than the New Communities.

     Delivery of the Notes was made on December 16, 1997 through the facilities of The Depository Trust Company, against payment therefor in immediately available funds.

     ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

          Not Applicable

     (b) PRO FORMA FINANCIAL INFORMATION:

          Not Applicable

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     (c)  EXHIBITS:

       Exhibit No.
       -----------

     1.1  Underwriting Agreement dated December 11, 1997.

     4.1  Avalon Properties, Inc. 6 7/8% Note due 2007.

     4.2 Indenture dated as of September 18, 1995 (Incorporated by reference to the corresponding exhibit to the Current Report on Form 8-K of Avalon Properties, Inc. dated as of September 18, 1995).

     4.3 First Supplemental Indenture dated as of September 18, 1995 (Incorporated by reference to the corresponding exhibit to the Current Report on Form 8-K of Avalon Properties, Inc.dated as of September 18,
     1995).

     4.4  Second Supplemental Indenture dated as of December 16, 1997.

     5.1  Opinion as to the legality of the Note.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 19, 1997             AVALON PROPERTIES, INC.


                                    By:       /s/ Thomas J. Sargeant
                                        -------------------------------------
                                    By:     Thomas J. Sargeant
                                    Title:  Chief Financial Officer and
                                            Treasurer

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